Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jeffrey Weaver, President and Chief Executive Officer of SP Bancorp, Inc., (the “Company”) and Suzanne C. Salls, Senior Vice President and Chief Financial Officer of the Company, each certify in his and her capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) and that to the best of their knowledge:
1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2011	/s/ Jeffrey Weaver
Jeffrey Weaver
President and Chief Executive Officer

Date: May 16, 2011	/s/ Suzanne C. Salls
Suzanne C. Salls
Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.